UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 14, 2023

Yijia Group Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-218733	35-2583762
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 N Gould St., Suite 22545

Sheridan, WY 82801

(Address of principal office)

(310) 266-3738

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.01 Changes in Control of Registrant.

On June 6, 2023, Barry Sytner (“Mr Sytner”), the sole Director and Chief Executive Officer of Yijia Group Corp. (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Xianchang Ma (“Mr. Ma”), pursuant to which Mr. Sytner sold 5,066,250 shares of common stock of the Company to Mr. Ma, constituting approximately 86.3% of the issued and outstanding shares of the Company as of May 2, 2023, for a total consideration of $470,562, derived from the purchaser’s personal funds. The Securities Purchase Agreement was closed on June 14, 2023. Following the closing, Mr. Ma acquired a beneficial interest in 5,066,250 shares of common stock of the Company constituting approximately 86.3% of the issued and outstanding shares of the Company as of May 2, 2023 and constituting control of the Company. Pursuant to the Securities Purchase Agreement, Mr. Sytner has resigned from all his positions with the Company, and Mr. Ma has been appointed as the Chief Executive Officer, President, Chief Financial Officer and Director of the Company with effect from June 14, 2023. There are no other arrangements required to be disclosed under Item 403(c) of Regulation S-K pursuant to the Securities Purchase Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2023, the sole Director of the Company, Mr Sytner, resolved to step down from his positions as Chief Executive Officer, President, Chief Financial Officer and Director of the Company, and for Mr. Xianchang Ma to be appointed as the Chief Executive Officer, President, Chief Financial Officer and Director of the Company. There are no current or proposed transactions in which Mr. Xianchang Ma has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”).

Xianchang Ma, age 48, established a company named Jinan Tengiun Biological Technology Co., Ltd in 2014. Mr. Ma is the Chief Executive Officer, Chief Financial Officer and Director of Tengjun Biotechnology Corp. Over the years, Mr. Ma has devoted himself to enterprise management and has abundant corporate management experience. In 2015, he returned to the county of Jinxiang and founded Kanglong. On November 22, 2011, he established the company named Jinan Kanglong Environmental Protection Technology Co., Ltd. From 2009 to 2011, Mr. Ma served as Marketing and Sales Director of Shijiazhuang Shikang Fuchang Technology Co., Ltd. From 2007 to 2009, he was the sales clerk of Shenzhen Rongge Company. From 1994 to 2007, Mr. Ma was self-employed.

The Board has not appointed Mr. Ma to any committees as of the date hereof. Save as disclosed in Item 5.01, there are no arrangements or understandings between Mr. Ma and any other person or persons pursuant to which he was selected as a director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Document
99.1	Securities Purchase Agreement dated June 6, 2023
104	Cover Page Interactive Data File formatted in inline XBRL

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIJIA Group Corp.
(Registrant)

June 15, 2023	By:	/s/ Xianchang Ma
Xianchang Ma
Chief Executive Officer and Director (Principal Executive Officer)

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